EXHIBIT 10.15

CENTENNIAL BANK HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

1. Purpose of the Plan. The purpose of this Centennial Bank Holdings, Inc. 2005 Stock Incentive Plan is to offer certain Employees, Non-Employee Directors, Consultants and prospective Employees the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its Affiliates seek to attract, motivate, and retain highly competent persons. The success of the Company and its Affiliates are dependent upon the efforts of these persons. The Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards, Stock Appreciation Rights and other Equity-Based Awards. An Option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.

2. Definitions. As used herein, the following definitions shall apply.

“2005 Plan” shall mean the Centennial Bank Holdings, Inc. 2005 Stock Incentive Plan.

“Act” shall mean the Securities Act of 1933, as amended.

“Administrator” shall mean the Board or the Committee.

“Affiliate” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

“Award” shall mean an Option, Stock Award, SAR or other Equity-Based Award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning given to it under the Participant’s employment agreement with the Company or an Affiliate, or a policy of the Company or an Affiliate. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company or an Affiliate does not have a policy that defines this term, then Cause shall include, without limitation, malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant’s service with the Company or an Affiliate, as determined by the Administrator or the Company.

“Change in Control” shall mean, except as otherwise provided in an Option Agreement, SAR Agreement, or Stock Award Agreement:

(i) stockholder approval of a plan of dissolution or liquidation of the Company;

(ii) the individuals who, as of the effective date of the Plan, constitute the Board (“Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (a “Person”) other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

(iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 70% of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

(iv) the sale of all or substantially all the assets of the Company to another person; or

(v) the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee appointed by the Board in accordance with Section 3 below.

“Common Stock” shall mean the common stock of the Company, $0.001 par value.

“Company” shall mean Centennial Bank Holdings, Inc., a Delaware corporation.

“Consultant” shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

“Date of Grant” shall mean the effective date as of which the Administrator grants an Option to an Optionee, a Stock Award to a Grantee, or a SAR to an Optionee.

“Disability” shall mean a determination by the Administrator that a Participant is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422(c)(6) of the Code.

“Employee” shall mean any individual who is a common-law employee of the Company or an Affiliate.

“Equity-Based Awards” shall mean an award issued pursuant to Section 12.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price,” in the case of an Option, shall mean the exercise price of a share of Optioned Stock. “Exercise Price,” in the case of a SAR, shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price per share for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.

“Granted Stock” shall mean the shares of Common Stock that were granted pursuant to a Stock Award other than Restricted Stock Unit Awards.

“Grantee” shall mean any person who is granted a Stock Award.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is so designated in the applicable Option Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

“Mature Shares” shall mean Shares that had been held by the Participant for a meaningful period of time such as six months or such other period of time that is consistent with the applicable accounting standard.

“Non-Employee Director” shall mean a non-employee member of the Board.

“Non-Statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Notice of Stock Appreciation Rights Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an SAR.

“Notice of Stock Award Grant” shall mean the notice delivered by the Company to the Grantee evidencing the grant of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Equity-Based Award.

“Notice of Stock Option Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

“Option” shall mean a stock option granted pursuant to the Plan.

“Option Agreement” shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

“Optioned Stock” shall mean the Common Stock subject to an Option.

“Optionee” shall mean any person who receives an Option or a SAR.

“Participant” shall mean an Optionee or a Grantee.

“Performance Stock Award” shall mean an Award granted pursuant to Section 10 of the Plan.

“Plan” shall mean this Centennial Bank Holdings, Inc. 2005 Stock Incentive Plan, as amended and restated from time to time.

“Qualified Note” shall mean a recourse note, with a market rate of interest, that may, at the discretion of the Administrator, be secured by the Optioned Stock or otherwise.

“Restricted Stock Award” shall mean an Award granted pursuant to Section 8 of the Plan.

“Restricted Stock Unit Award” shall mean an Award granted pursuant to Section 9 of the Plan.

“Risk of Forfeiture” shall mean the Grantee’s risk that the Granted Stock may be forfeited and returned to the Company in accordance with Section 8, 9 or 10 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

“SAR” or “Stock Appreciation Right” shall mean a stock appreciation right granted pursuant to the Plan.

“SAR Agreement” shall mean a written agreement that evidences a SAR in such form as the Administrator shall approve from time to time.

“Service” shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

“Service Provider” shall mean an Employee, Non-Employee Director, or Consultant.

“Share” shall mean a share of Common Stock.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Equity-Based Award.

“Stock Award Agreement” shall mean a written agreement that evidences a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Equity-Based Award in such form as the Administrator shall approve from time to time.

“Tax” or “Taxes” shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Awards.

“10% Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

“Termination Date” shall mean the date on which a Participant’s Service terminates, as determined by the Administrator in its sole discretion.

“Vesting Event” shall mean the earlier of: (i) the occurrence of a Change in Control; or (ii) the termination of a Participant’s Service (other than for Cause) following the approval by the stockholders of the Company of any matter, plan or transaction which would constitute a Change in Control.

3. Administration of the Plan.

(a) Except as otherwise provided for below, the Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

(i) Section 162(m). To the extent that the Administrator determines that it is desirable to qualify Awards as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

(i) to exercise all of the powers granted to it under the Plan;

(ii) to determine the Fair Market Value of the Common Stock pursuant to the terms of the Plan;

(iii) to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

(iv) to determine whether and to what extent Awards are granted under the Plan;

(v) to determine the number of Shares that pertain to each Award;

(vi) to approve the terms of the Option Agreements, Stock Award Agreements, and SAR Agreements;

(vii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(viii) to determine the method of payment of the Exercise Price;

(ix) to reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Optioned Stock has declined since the Date of Grant of such Option;

(x) to delegate to others responsibilities to assist in administering the Plan;

(xi) to construe and interpret the terms of the Plan, Option Agreements, Stock Award Agreements, SAR Agreements and any other documents related to the Awards;

(xii) to interpret and administer the terms of the Plan to comply with all Tax rules and regulations or any other applicable law; and

(xii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

(c) Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

(d) Liability. No member of the Board or the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Board or the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Board or the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own willful criminal act, fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

(e) Notwithstanding anything to the contrary contained herein: (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

4. Stock Subject To The Plan.

(a) Basic Limitation. The total number of Options, Stock Awards, and SARs that may be awarded under the Plan may not exceed 2,500,000, subject to the adjustments provided for in Section 13 of the Plan.

(b) Additional Shares. In the event that any outstanding Award expires or is canceled, forfeited or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of Incentive Stock Options shall in no event exceed 2,500,000 Shares, subject to the adjustments provided for in Section 13 of the Plan.

5. Eligibility. The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator in its sole discretion to participate in the Plan.

6. Option Terms. Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Options to purchase more than 250,000 Shares, subject to the adjustments provided for in Section 13 of the Plan. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

(a) Exercise Price.

(i) The Exercise Price of an Option shall be determined by the Administrator in its sole discretion but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

(ii) Notwithstanding the foregoing, where the outstanding shares of stock of another corporation are changed into or exchanged for shares of Common Stock without monetary consideration to that other corporation, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation and the exercise price of the Optioned Shares subject to each Option so granted may be fixed at a price less than 100% of the Fair Market Value of the Common Stock at the time such Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company.

(iii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, (D) Qualified Note, (E) to the extent permitted by law, by such other method as the Administrator may from time to time prescribe or (F) any combination of the foregoing methods of payment. The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to net exercise through the Company or through a brokerage or similar arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (i) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (ii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

(b) Vesting. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all Options that are outstanding on the date of the Vesting Event shall, in the sole discretion of the Committee, either (i) become exercisable on such date (whether or not previously vested) or (ii) be canceled and terminated (whether or not previously vested) and that in connection with such cancellation and termination the Optionee may receive for each share of Common Stock subject to such option a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the company in connection with the transaction related to the occurrence of the Vesting Event, and the purchase price per share, if any, under the Award multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment from the Company.

(c) Term of Options. No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

(d) Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(iii) above. In the event of a cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

(e) Effect of Termination of Service.

(i) Termination of Service. Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee’s entire Option then such unexercisable portion of his/her Option shall terminate. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate.

(ii) Disability of Optionee. In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

(iii) Death of Optionee. In the event that an Optionee should die while in Service, the Optionee’s Option may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option then such unexercisable portion of his/her option shall terminate. If after death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

(iv) Cause. In the event of termination of an Optionee’s Service due to Cause, the Optionee’s Option shall terminate on the Termination Date.

(v) To the extent that the Company does not violate Section 409A of the Code or any regulations adopted pursuant thereto, Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(A) extend the period of time for which the Option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option term; and/or

(B) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

(f) Stockholder Rights. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 below.

7. Incentive Stock Options. The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Section 6 above.

(a) Eligibility. Incentive Stock Options may only be granted to Employees.

(b) Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

(c) Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

(d) 10% Stockholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

(e) Change in Status. In the event of an Optionee’s change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

(f) Approved Leave of Absence. If an Optionee is on an approved leave of absence, and the Optionee’s reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

8. Restricted Stock Award. Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule. Shares issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Restricted Stock Award. The Grantee shall vest in the Restricted Stock Award at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are still subject to a Risk of Forfeiture and that are outstanding on the date of the Vesting Event.

(iii) Forfeiture of Granted Stock. Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

(b) Rights as a Stockholder. Upon the Date of Grant of a Restricted Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c) Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

9. Restricted Stock Unit Award. Each Restricted Stock Unit Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule. A Restricted Stock Unit Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Restricted Stock Unit Award. The Grantee shall vest in the Restricted Stock Unit Award at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those Restricted Stock Unit Awards that are still subject to a risk of forfeiture and that are outstanding on the date of the Vesting Event.

(iii) Forfeiture of Restricted Stock Unit Awards. Except as otherwise determined by the Administrator in its discretion, Restricted Stock Unit Awards that are subject to a Risk of Forfeiture shall automatically be forfeited on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock Unit Awards were not satisfied during the designated period of time.

(iv) Maturity Date. The Stock Award Agreement shall specify the maturity date applicable to each Restricted Stock Unit Award; provided, however, that in no event shall the maturity date extend beyond the later of (A) the date that is 2 1/2 months from the end of the Company’s first taxable year in which the Restricted Stock Unit Award is no longer subject to a Risk of Forfeiture and (B) the date that is 2 1/2 months from the end of the Grantee’s first taxable year in which the Restricted Stock Unit Award is no longer subject to a Risk of

Forfeiture. On the maturity date, the Company shall transfer to Grantee one unrestricted, fully transferable share of Common Stock for each vested Restricted Stock Unit Award scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied, or an equivalent amount of cash as determined by the Administrator in its discretion.

10. Performance Stock Award. Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule. Shares issued pursuant to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Performance Stock Award. The Grantee shall vest in or accelerate vesting in the Performance Stock Award, in whole or in part, if certain goals established by the Administrator are achieved over a designated period of time, but not in any event more than 10 years. No Grantee may receive a Performance Stock Award in any one calendar year in excess of $3,000,000 based on the Fair Market Value of a Share on the Date of Grant. A Performance Stock Award shall not vest until the Administrator certifies (as described in Section 162(m) of the Code) that the applicable performance goals have been satisfied. At the discretion of the Administrator, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): net income; return on average assets (“ROA”); cash ROA; return on average equity (“ROE”); cash ROE; earnings per share (“EPS”); cash EPS; stock price; efficiency ratio; business unit return on average assets, business unit cash return on assets, business unit return on equity, business unit cash return on equity. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions. When establishing performance goals, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator deems appropriate. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those

Shares that are subject to the Performance Stock Award and that are outstanding and still subject to a Risk of Forfeiture on the date of the Vesting Event.

(iii) Forfeiture of Performance Stock Award. A Performance Stock Award, to the extent that it is subject to a Risk of Forfeiture, shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Performance Stock Award, including performance goals, were not satisfied during the designated period of time.

(b) Rights as a Stockholder. Upon the Date of Grant of a Performance Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c) Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

11. Stock Appreciation Rights. Each SAR shall be evidenced by a SAR Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each SAR Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) SARs that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 13 of the Plan.

(a) Exercise Price. The Exercise Price of a SAR shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

(b) Vesting. Any SAR granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the SAR Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all SARs that are outstanding on the date of the Vesting Event shall, in the sole discretion of the Committee, either (i) become exercisable on such date (whether or not previously vested) or (ii) be canceled and terminated (whether or not previously vested) and that in connection with such cancellation and termination the Optionee may receive for each share of Common Stock a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the company in connection with the transaction related to the occurrence of the Vesting Event, and the purchase price per share, if any, under the Award multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment from the Company.

(c) Term of SARs. No SAR shall have a term in excess of 10 years measured from the Date of Grant of such SAR.

(d) Procedure for Exercise. A SAR shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the SAR Agreement by the person entitled to exercise the SAR. Upon exercise of a

SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the Fair Market Value (on the date of surrender) of a Share exceeds the Exercise Price of such SAR. The Company shall pay this amount in the form of Common Stock.

(e) Effect of Termination of Service.

(i) Termination of Service. Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her SARs, but only on or prior to the date that is three months following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration of the term of such SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, on the Termination Date, the Optionee is not entitled to exercise all of the Optionee’s SARs, then such SARs shall terminate. If, after termination of Service, the Optionee does not exercise his/her vested SARs within the time specified herein, the SARs shall terminate.

(ii) Disability of Optionee. In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her SARs, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). To the extent the Optionee is not entitled to exercise the SARs on the Termination Date, or if the Optionee does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate.

(iii) Death of Optionee. In the event that an Optionee should die while in Service, the Optionee’s SARs may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the SARs by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the SARs at the date of death (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, at the time of death, the Optionee was not entitled to exercise all of his/her SARs, then such unexercisable portion of his/her SARs shall terminate.. If after death, the Optionee’s estate or a person who acquires the right to exercise the SARs by bequest or inheritance does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate.

(iv) Cause. In the event of termination of an Optionee’s Service due to Cause, the Optionee’s SARs shall terminate on the Termination Date.

(v) To the extent that the Company does not violate Section 409A of the Code or any regulations adopted pursuant thereto, Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time a SAR is granted or at any time while the SAR remains outstanding, to:

(A) extend the period of time for which the SAR is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that SAR to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the SAR term; and/or

(B) permit the SAR to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such SAR is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

12. Other Equity-Based Awards. The Administrator may grant other types of Equity-Based Awards to a Service Provider, in such amounts and subject to such terms and conditions, as the Administrator shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

13. Adjustments Upon Changes in Capitalization. The limitations set forth in Sections 4, 6, and 11 of the Plan, the number of Shares that pertain to each outstanding Award, and the Exercise Price of each Option and SAR shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made in the sole discretion of the Administrator.

14. Deferral of Stock Awards and SARs. The Administrator, in its sole discretion, may permit a Grantee to defer his/her Stock Awards, and an Optionee to defer his/her SARs pursuant to the terms and conditions provided for under any applicable deferred compensation plan of the Company.

15. Non-transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and, if applicable, may be exercised, during the lifetime of a Participant, only by the Participant. Notwithstanding the immediately preceding sentence, the Administrator may permit a Participant to transfer any Award that is not an Incentive Stock Option to one or more of the Participant’s immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Participant’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Participant to make such a transfer, shall have adverse consequences to the Company or the Participant by reason of Section 162(m) of the Code.

16. Cancellation and Regrant of Awards. The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options or SARs and to grant in substitution new Options or SARs covering the same or a different number of Shares but with an Exercise Price per Share based on the Fair Market Value per Share on the new Date of Grant of the Option or SAR. The Administrator shall also have the authority to effect, at any time and from time to time, with the consent of the affected Grantee, the cancellation of any or all outstanding Stock Awards and to grant in substitution new Stock Awards covering the same or a different number of Shares. The Administrator may also, in its sole discretion and at any time, take any action, including any action that may be considered a “repricing” under any applicable accounting, stock exchange or other rule or regulation, to effect an offer to exchange outstanding Awards for cash or any other type of Award permitted hereunder. For purposes of Section 4 hereof, Shares underlying any Award cancelled by the Company in such exchange shall be available for issuance under the Plan; furthermore, except with respect to a Participant subject to Section 162(m) of the Code, a grant of any Award to a Participant pursuant to such exchange shall be disregarded for purposes of determining whether such Participant has exceeded any limitations hereunder limiting the amount of any type of Award or aggregate amount of Awards that may be granted to a Participant (except to the extent the number of Shares underlying such Awards exceeds the number of Shares underlying the Participant’s cancelled Awards).

17. Share Escrow/Legends. Unvested Shares issued under the Plan may, in the Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

18. Tax Withholding.

(a) For corporate purposes, the Company’s obligation to deliver Shares upon the exercise of Options, deliver Shares or cash upon the exercise of SARs, or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

(b) To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options or SARS, or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options or SARs, or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding: The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or SAR, or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with the applicable accounting standard.

(ii) Stock Delivery: The election to deliver to the Company, at the time the Non-Statutory Stock Option or SAR is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option or SAR exercise, or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory rates interpreted in accordance with the applicable accounting standard.

19. Effective Date and Term of the Plan. The Plan was adopted by the Board on April 5, 2005, and shall become effective on the date of its approval by the Company’s stockholders. Unless sooner terminated by the Board, the Plan shall continue until April 4, 2015. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

20. Time of Granting Awards. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company’s stockholders shall be subject to the stockholders’ approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

21. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may, in its sole discretion, at any time amend, alter, suspend, terminate or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment and Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

22. Regulatory Approvals.

(a) The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of an applicable registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is then listed for trading (if any).

23. No Employment/Service Rights. Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

24. Governing Law. This Plan shall be governed by Delaware law, applied without regard to conflict of laws principles.